Exhibit 99.1 NEWS RELEASE
As previously announced, TDS will hold a teleconference on February 22, 2019 at 9:30 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
FOR IMMEDIATE RELEASE
TDS reports fourth quarter and full year 2018 results
Provides 2019 guidance

CHICAGO (February 22, 2019) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,332 million for the fourth quarter of 2018, versus $1,308 million for the same period one year ago. Net income available to TDS common shareholders and related diluted earnings per share were $16 million and $0.14, respectively, for the fourth quarter of 2018. For the quarter ended December 31, 2017, excluding a benefit of $327 million ($282 million, non-GAAP, net of noncontrolling interests impacts) related to the enactment of new tax legislation in the fourth quarter of 2017, Net income available to TDS common shareholders and related diluted earnings per share (non-GAAP) were $6 million and $0.05, respectively. Including the tax benefit recorded during the quarter ended December 31, 2017, Net income available to TDS common shareholders and related diluted earnings per share were $287 million and $2.54, respectively.
TDS reported total operating revenues of $5,109 million and $5,044 million for the years ended 2018 and 2017, respectively. Net income available to TDS common shareholders and related diluted earnings per share were $135 million and $1.17, respectively, for the year ended 2018. For the year ended December 31, 2017, excluding the benefit of $327 million ($282 million, non-GAAP, net of noncontrolling interests impacts) related to the enactment of new tax legislation and a loss on goodwill impairment of $262 million ($188 million, non-GAAP, net of tax and noncontrolling interest impacts) in the third quarter of 2017, Net income available to TDS common shareholders and related diluted earnings per share (non-GAAP) were $59 million and $0.53, respectively. Including the tax benefit and the goodwill impairment charge, Net income available to TDS common shareholders and related diluted earnings per share were $153 million and $1.37, respectively.
“As we celebrate 50 successful years in business, I am pleased with the progress the TDS Family of Companies made in 2018 toward our long-term strategic goals," said LeRoy T. Carlson, Jr., TDS President and CEO. "U.S. Cellular executed their customer-centric strategy which led to expansion of their handset customer base, and increased revenues and profitability. TDS Telecom continued to focus on fiber expansion and broadband penetration, resulting in increased broadband connections and revenues.
"U.S. Cellular strengthened and grew their customer base with increased postpaid handset connections and excellent levels of customer loyalty. U.S. Cellular also generated additional revenues through increased inbound roaming. For the second year in a row, U.S. Cellular tightly managed spending initiatives costs throughout the business, which generated $200 million in savings over the two years. All in, these initiatives lead to significant increases in profitability. These positive results put U.S. Cellular in a strong position to support the level of investment needed to execute network enhancements and ready our network for deployment of 5G.
"TDS Telecom continued to execute on their strategy to provide high-quality broadband, video and voice services. The Wireline segment obtained growth in revenues from fiber investments and through Federal A-CAM support. Cable operations produced outstanding results with strong broadband growth during the year, resulting in a revenue increase of 12 percent. TDS Telecom plans more fiber expansion in 2019, and to launch new customer focused offerings like TDS TV+, its next generation video platform.”

2019 Estimated Results

TDS’ current estimates of full-year 2019 results for U.S. Cellular, TDS Telecom, and TDS are shown below. Such estimates represent management’s view as of February 22, 2019. Such forward-looking statements should not be assumed to be current as of any future date. TDS undertakes no duty to update such information, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from such estimated results.

	2019 Estimated Results and Actual Results for the Year Ended December 31, 2018
	U.S. Cellular		TDS Telecom		TDS (1)
	Estimate	Actual	Estimate	Actual	Estimate	Actual
(Dollars in millions)
Total operating revenues	$4,100-$4,300	$3,967	$900-$950	$927	$5,225-$5,475	$5,109
Adjusted OIBDA (2)	$725-$875	$790	$280-$310	$303	$1,000-$1,180	$1,079
Adjusted EBITDA (2)	$900-$1,050	$963	$290-$320	$313	$1,185-$1,365	$1,267
Capital expenditures	$625-$725	$515	$300-$350	$232	$940-$1,090	$767
The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2019 estimated results and actual results for the year ended December 31, 2018. In providing 2019 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	U.S. Cellular		TDS Telecom		TDS (1)
	Estimate	Actual	Estimate	Actual	Estimate	Actual
(Dollars in millions)
Net income (GAAP)	N/A	$164	N/A	$89	N/A	$175
Add back:
Income tax expense	N/A	51	N/A	16	N/A	46
Income before income taxes (GAAP)	$60-$210	$215	$85-$115	$105	$50-$230	$221
Add back:
Interest expense	115	116	—	(2)	175	172
Depreciation, amortization and accretion expense	710	640	205	212	945	883
EBITDA (Non-GAAP) (2)	$885-$1,035	$971	$290-$320	$315	$1,170-$1,350	$1,276
Add back or deduct:
(Gain) loss on asset disposals, net	20	10	—	(2)	20	9
(Gain) loss on license sales and exchanges, net	(5)	(18)	—	—	(5)	(18)
Adjusted EBITDA (Non-GAAP) (2)	$900-$1,050	$963	$290-$320	$313	$1,185-$1,365	$1,267
Deduct:
Equity in earnings of unconsolidated entities	155	159	—	—	155	160
Interest and dividend income	20	15	10	8	30	26
Other, net	—	(1)	—	2	—	2
Adjusted OIBDA (Non-GAAP) (2)	$725-$875	$790	$280-$310	$303	$1,000-$1,180	$1,079
Numbers may not foot due to rounding.

(1)	The TDS column includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments.

(2)
EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income (loss) before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2018, can be found on TDS' website at investors.tdsinc.com.

Conference Call Information
TDS will hold a conference call on February 22, 2019 at 9:30 a.m. Central Time.

▪	Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://www.webcaster4.com/Webcast/Page/1145/29446

▪	Access the call by phone at 877-273-7192 (US/Canada), conference ID: 1858446.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, TV and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, U.S. Cellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,400 people as of December 31, 2018.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
312-592-5379
jane.mccahon@tdsinc.com
Julie D. Mathews, IRC, Director - Investor Relations
312-592-5341
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and U.S. Cellular indebtedness or comply with the terms of debt covenants; impacts of any pending acquisitions/divestitures/exchanges of properties and/or licenses, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings of TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; pending and future litigation; changes in income tax rates, laws, regulations or rulings; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of wireless devices, or the mix of services and products offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission, which are incorporated by reference herein.
For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
U.S. Cellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2018 (1)	9/30/2018 (1)	6/30/2018 (1)	3/31/2018 (1)	12/31/2017
Retail Connections
Postpaid
Total at end of period	4,472,000	4,466,000	4,468,000	4,481,000	4,518,000
Gross additions	179,000	172,000	146,000	129,000	177,000
Feature phones	4,000	3,000	5,000	5,000	5,000
Smartphones	132,000	130,000	106,000	91,000	128,000
Connected devices	43,000	39,000	35,000	33,000	44,000
Net additions (losses)	6,000	(1,000)	(13,000)	(37,000)	5,000
Feature phones	(11,000)	(14,000)	(12,000)	(15,000)	(15,000)
Smartphones	31,000	29,000	17,000	(1,000)	33,000
Connected devices	(14,000)	(16,000)	(18,000)	(21,000)	(13,000)
ARPU (2)	$45.58	$45.31	$44.74	$44.34	$44.12
ABPU (Non-GAAP) (3)	$60.46	$59.41	$57.75	$57.10	$56.69
ARPA (4)	$119.60	$119.42	$118.57	$118.22	$118.05
ABPA (Non-GAAP) (5)	$158.66	$156.57	$153.03	$152.26	$151.68
Churn rate (6)	1.29%	1.29%	1.19%	1.23%	1.27%
Handsets	1.00%	1.02%	0.92%	0.97%	1.00%
Connected devices	3.20%	3.04%	2.85%	2.79%	2.84%
Prepaid
Total at end of period	516,000	528,000	527,000	525,000	519,000
Gross additions	66,000	80,000	78,000	88,000	83,000
Net additions (losses)	(12,000)	1,000	2,000	6,000	4,000
ARPU (2)	$32.80	$32.09	$32.32	$31.78	$32.42
Churn rate (6)	4.98%	4.98%	4.83%	5.27%	5.09%
Total connections at end of period (7)	5,041,000	5,050,000	5,051,000	5,063,000	5,096,000
Market penetration at end of period
Consolidated operating population	31,469,000	31,469,000	31,469,000	31,469,000	31,834,000
Consolidated operating penetration (8)	16%	16%	16%	16%	16%
Capital expenditures (millions)	$242	$118	$86	$70	$213
Total cell sites in service	6,531	6,506	6,478	6,473	6,460
Owned towers	4,129	4,119	4,105	4,099	4,080
Due to rounding, the sum of quarterly results may not equal the total for the year.

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach.  Under this method, the new accounting standard is applied only to the most recent period presented.  As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.

(2)
Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period.  These revenue bases and connection populations are shown below:

•	Postpaid ARPU consists of total postpaid service revenues and postpaid connections.

•	Prepaid ARPU consists of total prepaid service revenues and prepaid connections.

(3)
Average Billings Per User (ABPU) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid connections and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(4)	Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.

(5)
Average Billings Per Account (ABPA) - non-GAAP metric is calculated by dividing total postpaid service revenues plus equipment installment plan billings by the average number of postpaid accounts and by the number of months in the period.  Refer to the end of this release for a reconciliation of this metric to its most comparable GAAP metric.

(6)	Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.

(7)	Includes reseller and other connections.

(8)	Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
TDS Telecom
Wireline
Residential connections
Voice (1)	274,100	278,400	282,200	286,000	290,600
Broadband (2)	235,400	237,100	234,300	230,500	228,600
Video (3)	54,000	53,100	51,500	50,300	48,600
Wireline residential connections	563,500	568,600	568,000	566,900	567,700

Total residential revenue per connection (4)	$47.39	$47.30	$47.22	$47.04	$46.21

Commercial connections
Voice (1)	130,500	134,000	137,300	140,100	143,000
Broadband (2)	20,600	20,700	20,600	20,600	20,600
managedIP (5)	134,000	138,000	141,400	143,000	146,500
Video (3)	400	400	400	400	—
Wireline commercial connections	285,400	293,100	299,600	304,000	310,100

Total Wireline connections	848,900	861,700	867,700	870,900	877,800

Cable
Cable Connections
Broadband (6)	167,400	163,600	159,400	156,800	153,300
Video (7)	102,900	102,100	101,600	100,700	101,800
Voice (8)	65,200	63,600	62,000	60,600	59,700
managedIP (5)	1,000	700	700	600	400
Cable connections	336,500	330,100	323,700	318,700	315,100
Numbers may not foot due to rounding.

(1)	The individual circuits connecting a customer to Wireline’s central office facilities.

(2)	The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.

(3)	The number of Wireline customers provided video services.

(4)
Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.

(5)	The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.

(6)	Billable number of lines into a building for high-speed data services.

(7)
Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.

(8)	Billable number of lines into a building for voice services.

TDS Telecom
Capital Expenditures (Unaudited)

Quarter Ended	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017
(Dollars in millions)
Wireline	$73	$41	$33	$29	$55
Cable	19	13	13	11	20
Total TDS Telecom (1)	$91	$54	$46	$40	$74
Numbers may not foot due to rounding.

(1)
TDS re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2018 (1)	2017	2018 vs. 2017	2018 (1)	2017	2018 vs. 2017
(Dollars and shares in millions, except per share amounts)
Operating revenues
U.S. Cellular	$1,051	$1,029	2%	$3,967	$3,890	2%
TDS Telecom (2)	232	229	1%	927	919	1%
All Other (2)(3)	49	50	(3)%	215	235	(9)%
	1,332	1,308	2%	5,109	5,044	1%
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	881	877	–	3,177	3,215	(1)%
Depreciation, amortization and accretion	162	155	5%	640	615	4%
Loss on impairment of goodwill (4)	—	—	N/M	—	370	N/M
(Gain) loss on asset disposals, net	5	4	33%	10	17	(40)%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(1)	N/M
(Gain) loss on license sales and exchanges, net	—	(3)	N/M	(18)	(22)	20%
	1,048	1,033	2%	3,809	4,194	(9)%
TDS Telecom (2)
Expenses excluding depreciation, amortization and accretion (5)	159	151	5%	624	604	3%
Depreciation, amortization and accretion	52	49	6%	212	195	9%
(Gain) loss on asset disposals, net	—	1	(87)%	(2)	3	N/M
	211	201	5%	834	803	4%
All Other (2)(3)
Expenses excluding depreciation and amortization (5)	53	50	6%	229	229	–
Depreciation and amortization	8	9	(8)%	31	34	(6)%
Loss on impairment of goodwill (4)	—	—	N/M	—	(108)	N/M
(Gain) loss on asset disposals, net	—	—	N/M	1	1	N/M
	60	58	4%	261	155	68%
Total operating expenses	1,319	1,292	2%	4,904	5,152	(5)%
Operating income (loss)
U.S. Cellular	3	(4)	N/M	158	(304)	N/M
TDS Telecom (2)(5)	22	28	(22)%	93	116	(20)%
All Other (2)(3)(5)	(12)	(8)	(45)%	(46)	80	N/M
	13	16	(21)%	205	(108)	N/M
Investment and other income (expense)
Equity in earnings of unconsolidated entities	39	36	9%	160	137	17%
Interest and dividend income	8	4	N/M	26	15	67%
Interest expense	(43)	(42)	(3)%	(172)	(170)	(1)%
Other, net (5)	1	1	17%	2	4	(22)%
Total investment and other income (expense) (5)	5	(1)	N/M	16	(14)	N/M
Income (loss) before income taxes	18	15	22%	221	(122)	N/M
Income tax expense (benefit)	(2)	(319)	99%	46	(279)	N/M
Net income	20	334	(94)%	175	157	11%
Less: Net income attributable to noncontrolling interests, net of tax	4	47	(91)%	40	4	N/M
Net income available to TDS common shareholders	$16	$287	(94)%	$135	$153	(12)%

Basic weighted average shares outstanding	113	111	2%	112	111	1%
Basic earnings per share available to TDS common shareholders	$0.14	$2.59	(95)%	$1.20	$1.39	(14)%

Diluted weighted average shares outstanding	115	112	3%	114	112	2%
Diluted earnings per share available to TDS common shareholders	$0.14	$2.54	(94)%	$1.17	$1.37	(15)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
End Notes (1) (2) (3) (4) (5) — Explained on page 10 of the release.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2018 (1)	2017
(Dollars in millions)
Cash flows from operating activities
Net income	$175	$157
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	883	844
Bad debts expense	101	95
Stock-based compensation expense	54	46
Deferred income taxes, net	33	(369)
Equity in earnings of unconsolidated entities	(160)	(137)
Distributions from unconsolidated entities	153	136
Loss on impairment of goodwill	—	262
(Gain) loss on asset disposals, net	9	21
(Gain) loss on license sales and exchanges, net	(18)	(22)
Other operating activities	4	2
Changes in assets and liabilities from operations
Accounts receivable	(39)	(61)
Equipment installment plans receivable	(149)	(261)
Inventory	(5)	6
Accounts payable	2	(7)
Customer deposits and deferred revenues	8	(4)
Accrued taxes	(29)	37
Other assets and liabilities	(5)	31
Net cash provided by operating activities	1,017	776

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(776)	(685)
Cash paid for acquisitions and licenses	(16)	(218)
Cash received for investments	100	—
Cash paid for investments	(17)	(100)
Cash received from divestitures and exchanges	29	21
Other investing activities	—	1
Net cash used in investing activities	(680)	(981)

Cash flows from financing activities
Repayment of long-term debt	(20)	(17)
TDS Common Shares reissued for benefit plans, net of tax payments	42	4
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	18	1
Dividends paid to TDS shareholders	(72)	(69)
Distributions to noncontrolling interests	(6)	(4)
Other financing activities	6	8
Net cash used in financing activities	(32)	(77)

Net increase (decrease) in cash, cash equivalents and restricted cash	305	(282)

Cash, cash equivalents and restricted cash
Beginning of period	622	904
End of period	$927	$622
End Note (1) — Explained on page 10 of the release.

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2018	2017
(Dollars in millions)
Current assets
Cash and cash equivalents	$921	$619
Short-term investments	17	100
Accounts receivable	1,099	961
Inventory, net	150	145
Prepaid expenses	103	112
Income taxes receivable	12	2
Other current assets	28	27
Total current assets	2,330	1,966

Assets held for sale	54	10

Licenses	2,195	2,232

Goodwill	509	509

Other intangible assets, net	253	279

Investments in unconsolidated entities	480	453

Property, plant and equipment, net	3,346	3,424

Other assets and deferred charges	616	422

Total assets	$9,783	$9,295

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2018	2017
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$21	$20
Accounts payable	365	368
Customer deposits and deferred revenues	197	223
Accrued interest	11	11
Accrued taxes	44	64
Accrued compensation	127	126
Other current liabilities	114	106
Total current liabilities	879	918

Liabilities held for sale	1	—

Deferred liabilities and credits
Deferred income tax liability, net	640	552
Other deferred liabilities and credits	541	495

Long-term debt, net	2,418	2,437

Noncontrolling interests with redemption features	11	1

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01	1	1
Capital in excess of par value	2,432	2,413
Treasury shares, at cost	(519)	(669)
Accumulated other comprehensive loss	(10)	(1)
Retained earnings	2,656	2,525
Total TDS shareholders' equity	4,560	4,269

Noncontrolling interests	733	623

Total equity	5,293	4,892

Total liabilities and equity	$9,783	$9,295

(1)
As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(2)
TDS re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

(3)	Consists of TDS corporate, intercompany eliminations and all other business operations not included in the U.S. Cellular and TDS Telecom segments.

(4)
During the third quarter of 2017, U.S. Cellular recorded a goodwill impairment of $370 million while TDS recorded a goodwill impairment of the U.S. Cellular reporting unit of $227 million. Prior to 2009, TDS accounted for U.S. Cellular's share repurchases as step acquisitions, allocating a portion of the share repurchase value to TDS' Goodwill. Further, goodwill of the U.S. Cellular reporting unit was impaired at the TDS level in 2003 but not at U.S. Cellular. Consequently, U.S. Cellular's goodwill on a stand-alone basis and any resulting impairments of goodwill does not equal the TDS consolidated goodwill related to U.S. Cellular. The TDS adjustment of $143 million is included in "All other". During the third quarter of 2017, TDS also recorded a goodwill impairment of $35 million related to its HMS operations included in "All other".

(5)
ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

Balance Sheet Highlights
(Unaudited)

	December 31, 2018
	U.S. Cellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
(Dollars in millions)
Cash and cash equivalents	$580	$23	$318	$—	$921
Affiliated cash investments	—	460	—	(460)	—
	$580	$483	$318	$(460)	$921

Licenses, goodwill and other intangible assets	$2,186	$754	$17	$—	$2,957
Investment in unconsolidated entities	441	4	42	(7)	480
	$2,627	$758	$59	$(7)	$3,437

Property, plant and equipment, net	$2,202	$1,017	$127	$—	$3,346

Long-term debt, net:
Current portion	$19	$1	$1	$—	$21
Non-current portion	1,605	2	811	—	2,418
	$1,624	$3	$812	$—	$2,439

TDS Telecom Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2018 (1)	2017	2018 vs. 2017	2018 (1)	2017	2018 vs. 2017
(Dollars in millions)
Wireline
Operating revenues
Residential	$80	$79	2%	$321	$319	1%
Commercial	45	48	(8)%	184	199	(7)%
Wholesale	48	48	(1)%	191	195	(2)%
Total service revenues	173	175	(2)%	697	713	(2)%
Equipment and product sales	—	—	53%	2	1	35%
	173	176	(2)%	699	714	(2)%
Operating expenses
Cost of services	67	64	5%	266	258	3%
Cost of equipment and products	—	—	(20)%	1	2	(31)%
Selling, general and administrative expenses (2)	51	47	9%	197	194	1%
Expenses excluding depreciation, amortization and accretion	118	111	6%	465	454	2%
Depreciation, amortization and accretion	35	37	(6)%	142	151	(5)%
(Gain) loss on asset disposals, net	—	—	N/M	(3)	1	N/M
	153	149	3%	604	606	–
Operating income (2)	$20	$27	(27)%	$95	$108	(13)%

Cable
Operating revenues
Residential	$48	$44	10%	$188	$169	11%
Commercial	12	10	19%	42	37	13%
	60	54	11%	230	206	12%
Operating expenses
Cost of services	26	25	3%	104	98	6%
Selling, general and administrative expenses	15	15	(1)%	57	54	6%
Expenses excluding depreciation, amortization and accretion	41	40	1%	161	151	6%
Depreciation, amortization and accretion	17	12	42%	69	44	57%
(Gain) loss on asset disposals, net	—	1	(72)%	1	2	(33)%
	58	53	9%	231	198	17%
Operating income (loss)	$2	$1	N/M	$(2)	$8	N/M

Total TDS Telecom operating income (2)(3)	$22	$28	(22)%	$93	$116	(20)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

(1)
As of January 1, 2018, TDS adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported, except as specifically stated.

(2)
ASU 2017-07, regarding net periodic pension cost and net periodic postretirement benefit cost was adopted as of January 1, 2018, and applied retrospectively.  All prior period numbers have been recast to conform to this standard.

(3)
TDS re-evaluated internal reporting roles with regard to its HMS business unit and, as a result, changed its reportable segments.  Effective January 1, 2018, HMS is no longer reported under TDS Telecom.  Prior periods have been recast to conform to the revised presentation.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(Dollars in millions)
Cash flows from operating activities (GAAP)	$205	$155	$1,017	$776
Less: Cash paid for additions to property, plant and equipment	330	287	776	685
Free cash flow (Non-GAAP) (1)	$(125)	$(132)	$241	$91

(1)
Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.

Non-GAAP Adjustments
The following non-GAAP financial measures present certain information in the table below excluding the effect of the goodwill impairment charge, enactment of H.R.1, originally referred to as the Tax Cuts and Jobs Act (the Tax Act), and other related tax effects and noncontrolling interests impacts. The goodwill impairment charge, which occurred in the third quarter of 2017, and the deferred tax benefit are being excluded in this presentation, as they cause current operations of TDS not to be comparable with prior periods. TDS believes these measures may be useful to investors and other users of its financial information when comparing the current period financial results with periods that were impacted by such items.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
(Dollars in millions, except per share amounts)
Net income available to TDS common shareholders (GAAP)	$16	$287	$135	$153
Adjustments:
Loss on impairment of goodwill	—	—	—	262
Tax benefit on impairment of goodwill (1)	—	—	—	(22)
Noncontrolling interests impact (2)	—	—	—	(52)
Subtotal of Non-GAAP goodwill adjustments	—	—	—	188

Effect of the Tax Act	—	(327)	—	(327)
Noncontrolling interests impact (2)	—	45	—	45
Subtotal of Non-GAAP tax reform adjustments	—	(282)	—	(282)

Subtotal of Non-GAAP adjustments	—	(282)	—	(94)
Net income available to TDS common shareholders excluding adjustments (Non-GAAP)	$16	$6	$135	$59

Diluted earnings per share available to TDS common shareholders (GAAP)	$0.14	$2.54	$1.17	$1.37
Adjustments:
Loss in impairment of goodwill	—	—	—	2.34
Tax benefit on impairment of goodwill (1)	—	—	—	(0.20)
Noncontrolling interests impact on goodwill impairment (2)	—	—	—	(0.46)
Effect of the Tax Act	—	(2.91)	—	(2.92)
Noncontrolling interests impact of the Tax Act (2)	—	0.42	—	0.40
Diluted earnings per share available to TDS common shareholders excluding adjustments (Non-GAAP)	$0.14	$0.05	$1.17	$0.53
Numbers may not foot due to rounding.

(1)	Tax benefit represents the amount associated with the tax-amortizable portion of the loss on goodwill impairment.

(2)	Noncontrolling interests, net of tax, includes noncontrolling public shareholders' share in U.S. Cellular for similar adjustments recorded on U.S. Cellular's consolidated financial statements.

Postpaid ABPU and Postpaid ABPA
U.S. Cellular presents Postpaid ABPU and Postpaid ABPA to reflect the revenue shift from Service revenues to Equipment and product sales resulting from the increased adoption of equipment installment plans.  Postpaid ABPU and Postpaid ABPA, as previously defined herein, are non-GAAP financial measures which U.S. Cellular believes are useful to investors and other users of its financial information in showing trends in both service and equipment and product sales revenues received from customers.

For the Quarter Ended	12/31/2018(1)	9/30/2018(1)	6/30/2018(1)	3/31/2018(1)	12/31/2017
(Dollars and connection counts in millions)
Calculation of Postpaid ARPU
Postpaid service revenues	$611	$607	$600	$598	$598
Average number of postpaid connections	4.47	4.47	4.47	4.50	4.52
Number of months in period	3	3	3	3	3
Postpaid ARPU (GAAP metric)	$45.58	$45.31	$44.74	$44.34	$44.12

Calculation of Postpaid ABPU
Postpaid service revenues	$611	$607	$600	$598	$598
Equipment installment plan billings	199	189	174	172	170
Total billings to postpaid connections	$810	$796	$774	$770	$768
Average number of postpaid connections	4.47	4.47	4.47	4.50	4.52
Number of months in period	3	3	3	3	3
Postpaid ABPU (Non-GAAP metric)	$60.46	$59.41	$57.75	$57.10	$56.69

Calculation of Postpaid ARPA
Postpaid service revenues	$611	$607	$600	$598	$598
Average number of postpaid accounts	1.70	1.70	1.69	1.69	1.69
Number of months in period	3	3	3	3	3
Postpaid ARPA (GAAP metric)	$119.60	$119.42	$118.57	$118.22	$118.05

Calculation of Postpaid ABPA
Postpaid service revenues	$611	$607	$600	$598	$598
Equipment installment plan billings	199	189	174	172	170
Total billings to postpaid accounts	$810	$796	$774	$770	$768
Average number of postpaid accounts	1.70	1.70	1.69	1.69	1.69
Number of months in period	3	3	3	3	3
Postpaid ABPA (Non-GAAP metric)	$158.66	$156.57	$153.03	$152.26	$151.68
Numbers may not foot due to rounding.

(1)
As of January 1, 2018, U.S. Cellular adopted the new revenue recognition standard, ASC 606, using a modified retrospective approach. Under this method, the new accounting standard is applied only to the most recent period presented. As a result, 2018 amounts include the impacts of ASC 606, but 2017 amounts remain as previously reported.